UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ZUMIEZ INC.

(Exact name of registrant as specified in its charter)

Washington	91-1040022
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6300 Merrill Creek Parkway, Suite B
Everett, WA	98203
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates:  333-122865

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, no par value

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.             Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated herein by reference to the prospectus contained in the registrant’s Registration Statement on Form S-1 (Registration No. 333-122865), as originally filed with the Securities and Exchange Commission on February 17, 2005, and as subsequently amended (the “Registration Statement”) under the heading “Description of Capital Stock.”

Item 2.             Exhibits.

The information required by this item is incorporated by reference to Exhibits 3.1, 3.2 and 4.1 to the Registration Statement.

Exhibit Index

3.1*	Articles of Incorporation of the registrant.

3.2*	Bylaws of the registrant.

4.1*	Form of certificate representing Common Stock of the registrant.

*	Incorporated by reference to the referenced exhibit of registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-122865).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ZUMIEZ INC.

	By:	/s/ Richard M. Brooks
Richard M. Brooks
President and Chief Executive Officer

Date: May 3, 2005